JCM PARTNERS, LLC
UNIT CONVERSION FORM
INSTRUCTIONS

•	To convert Units of JCM, please verify that the pre-printed information on the Conversion Form is correct, check the appropriate box in Section 2, sign Section 3, have all signatures Medallion Signature Guaranteed in Section 4 and return the Conversion Form to JCM in the enclosed envelope.

•	If you do not elect to convert you Class 1 Units at this time, please check the third box under Section 2 and return the Conversion Form to JCM in the enclosed envelope.

•	If this Conversion Form requires the signature of a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another person acting in a fiduciary or representative capacity, and if that person’s name is not part of the pre-printed legal name on the Conversion Form, you will need to provide evidence of such capacity before the conversion can be processed.

•	The signature(s) on the Conversion Form must be guaranteed by a member of an approved Signature Guarantee Medallion Program in Section 4. The Medallion Signature Guarantee can be obtained from the bank where you have an account or at any registered brokerage firm.

•	Units may only be converted on a book-entry certificate-by-certificate basis. A separate Conversion Form must be completed for each certificate held by any investor.

•	The conversion of units will become effective the first of the month after a properly completed Conversion Form and any required documentation is received by the Company (the “Conversion Date”), with the earliest Conversion Date anticipated to be January 1, 2004. The Company has waived the requirement in Section 6.10(a) of the Bylaws and Part B of the Transfer Application regarding when a Transfer Application is deemed received by the Company.

•	The converted Units shall remain subject to the transfer restrictions of the Company. The transfer restrictions of the Company are set forth in Sections 6.10 and 6.11 of the Company’s Third Restated Bylaws (Restated as of June 25, 2003), a copy of which may be obtained from Investor Services or from the Securities and Exchange Commission’s web site at http://www.sec.gov.

•	If you have any questions regarding this Conversion Form, please contact Investor Services at (888) 880-1966.

JCM PARTNERS, LLC
UNIT CONVERSION FORM

Section 1. Information Regarding Holder Converting Units

Legal Name
Address	Tax ID:
City, State Zip Code	Cert. No:
Telephone Number:	Total Units:

Section 2. Election to Convert Units (Check appropriate box)

	☐	From Class 1 Units to Class 3 Units
OR	☐	From Class 1 Units to Class 2 Units
OR	☐	I elect not to convert my Class 1 Units at this time

Section 3. Representation of Unit Holder(s) Converting Units

I/we hereby represent to JCM that I/we hold the Class 1 Units to be converted and have the authority to sign this Conversion Form. I/we understand that these Units will be converted effective the first of the month after the Company has received a properly completed Conversion Form and the necessary supporting documentation, with the earliest Conversion Date anticipated to be January 1, 2004.

Legal Name

Signature of Owner	Date

Signature of Co-Owner	Date

If signature is by trustee(s), executor(s), administrator(s), guardians(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or other entity, or a person otherwise acting in a fiduciary or representative capacity, please provide the following:

Print Name	Capacity

Print Name	Capacity

Section 4. Medallion Signature Guarantee

The signature(s) must be guaranteed by a member of an approved Signature Guarantee Medallion Program. Place Medallion Signature Guarantee Stamp to the right.